UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 23, 2008

LendingClub Corporation
(Exact name of registrant as specified in its charter)

Delaware	333-151827	51-0605731
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

440 North Wolfe Road, Sunnyvale, California	94085
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (408) 524-1540

Not Applicable.
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 23, 2008, Richard G. Castro, Vice President, Finance and Administration of LendingClub Corporation (the “Company”), the Company’s principal financial officer and principal accounting officer, announced his intention to resign his position with the Company. Mr. Castro’s resignation will take effect at the close of business on January 12, 2008. The Company thanks Mr. Castro for his service to the Company.

Effective on December 23, 2008, the Company appointed Howard Solovei, age 46, to serve as the Company’s new Vice President, Finance and Administration, and as the Company’s principal financial officer and principal accounting officer. Mr. Solovei previously served as Chief Financial Officer of a public medical device manufacturer, Intraop Medical Corporation (“Intraop”), from January 2003 to October 2008. Mr. Solovei was responsible for all accounting and finance functions including fundraising, investor relations, Intraop’s transition to a public company in February 2005, SEC reporting, SOX compliance, and human resources. Prior to that, Mr. Solovei served as the Chief Financial Officer of Phoenix American Inc., where he gained 14 years experience in leasing and equipment finance from June 1984 to April 2000. Mr. Solovei holds a B.S. degree in business administration from the University of California, Berkeley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LendingClub Corporation

December 30, 2008

By: /s/ Howard Solovei
Howard Solovei
Vice President, Finance and Administration